EXHIBIT 21
                                                               ----------
                                                            AS OF 3/23/99

              SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

           The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.

                                                   Where
                                                 Incorporated
                                                     or
          Name                                     Organized
          ----                                    ------------

      Ambrit Holdings, Inc.                     Delaware
      American Shipholding Group, Inc.          New York
      Amerikanis Company Limited                Liberia
      Amity Products Carriers, Inc.             Delaware
      Ania Tanker Corporation                   Marshall Islands
      Antilles Bulk Holdings N.V.               Netherlands Antilles
      Atlantia Tanker Corporation               Marshall Islands
      Aurora Shipping Corporation               Panama
      Baywatch Marine Inc.                      Liberia
      Britamer Holding Company Limited          Liberia
      Britanis Company Limited                  Liberia
      Cambridge Tankers, Inc.                   New York
      Caribbean Tanker Corporation              Marshall Islands
      Commonwealth Shipping Company Limited     Bermuda
      Community Ocean Services, Inc.            New York
      Concert Tanker Corporation                Liberia
      Concord Tanker S.A.                       Panama
      Delphina Tanker Corporation               Delaware
      Diane Tanker Corporation                  Marshall Islands
      Dorado Tanker Corporation                 Panama
      East Coast Gaugings Limited               England
      Edinburgh Bulk Carriers Limited           Bermuda
      ERN Holdings Inc.                         Panama
      Excelsior Bulk Carriers Limited           Bermuda
      Exemplar Bulk Carriers Limited            Bermuda
      First Pacific Corporation.                Marshall Islands
      First Products Tankers, Inc.              Marshall Islands
      First Shipco Inc.                         Liberia
      First Union Tanker Corporation            Marshall Islands
      First United Shipping Corporation         Liberia
      400 Equity Corporation                    Delaware
      401 Equity Corporation                    Delaware
      Fourth Aframax Tanker Corporation         Marshall Islands
      Fourth Products Tankers, Inc.             Marshall Islands
      Fourth Spirit Holding N.V.                Netherlands Antilles
      Friendship Marine Inc.                    Liberia
      General Guaranty Corporation              Delaware
      Glasgow Bulk Carriers Limited             Bermuda
      Hyperion Shipping Corporation             Liberia
      Imperial Tankers Corporation              Marshall Islands
      Intercontinental Bulktank Corporation     New York
      Intercontinental Coal Transport Inc.      Delaware
      Intercontinental Coal Transport Limited   Bermuda
      International Seaways, Inc.               Liberia
      Interocean Tanker Corporation             Marshall Islands
      Island Tanker S.A.                        Panama
      ITI Shipping S.A.                         Panama
      Jostelle Shipping Company Limited         Bermuda
      Juneau Tanker Corporation                 New York
      Lake Michigan Bulk Carriers, Inc.         New York
      Lake Ontario Bulk Carriers, Inc.          New York
      Majestic Tankers Corporation              Marshall Islands
      Mansfield Marine Corporation              Marshall Islands
      Marina Tanker Corporation.                Marshall Islands
      Moran Maritime Associates (partnership)   Delaware
      New Orleans Tanker Corporation            Delaware
      Northanger Shipping Corporation           Marshall Islands
      Northwestern Tanker Corporation           Marshall Islands
      Ocean Bulk Ships, Inc.                    Delaware
      Oleron Tanker S.A.                        Panama
      Olympia Tanker Corporation                Marshall Islands
      OSG Bulk Ships, Inc.                      New York
      OSG Car Carriers, Inc.                    New York
      OSG Financial Corp.                       Delaware
      OSG Foundation                            New York
      OSG International Partners (partnership)  Liberia
      OSG International, Inc.                   Liberia
      OSG Ship Management (London) Limited      England
      OSG Ship Management Asia Pacific Pte Ltd. Singapore
      OSG Ship Management, Inc.                 Delaware
      Overseas Airship Corporation              Delaware
      Overseas Bulktank Corporation             New York
      Overseas Coal Transport Inc.              Delaware
      Overseas Coal Transport Limited           Bermuda
      Overseas Cruiseship Inc.                  Cayman Islands
      Overseas Petroleum Carriers, Inc.         Delaware
      Philadelphia Tanker Corporation           Delaware
      Regency Tankers Corporation               Marshall Islands
      Reliance Shipping B.V.                    Netherlands
      Rex Shipholdings Inc.                     Liberia
      Rio Grande Bulk Carriers, Inc.            Marshall Islands
      Royal Tankers Corporation                 Marshall Islands
      Ruby Tanker Corporation                   Marshall Islands
      San Jose Tankers, Inc.                    Delaware
      Santa Clara Tankers, Inc.                 Delaware
      Sapphire Tanker Corporation               Marshall Islands
      Sargasso Tanker Corporation               Marshall Islands
      Second Pacific Corporation                Marshall Islands
      Second Products Tankers, Inc.             Marshall Islands
      Second Shipmor Associates (partnership)   Delaware
      Second Union Tanker Corporation           Marshall Islands
      Second United Shipping Corporation        Marshall Islands
      Ship Paying Corporation No. 1             Delaware
      Ship Paying Corporation No. 2             Delaware
      Ship Paying Corporation No. 3             Liberia
      Souter Shipping (Bermuda) Ltd.            Bermuda
      Souter Shipping Limited                   England
      Spirit Shipping B.V.                      Netherlands
      Taunton Shipping Co. Ltd.                 Cyprus
      Third Aframax Tanker Corporation          Marshall Islands
      Third Products Tankers, Inc.              Marshall Islands
      Third Shipco Inc.                         Delaware
      Third United Shipping Corporation         Liberia
      398 Equity Corporation                    Delaware
      399 Equity Corporation                    Delaware
      Timor Navigation Ltd.                     Marshall Islands
      Trader Shipping Corporation.              Liberia
      Transbulk Carriers, Inc.                  Delaware
      Tropical United Shipping Corporation      Liberia
      Tubarao Bulk Carriers, Inc.               Marshall Islands
      U.S. Shipholding Group, Inc.              New York
      Union Shipping Corporation                Japan
      United Partners (partnership)             Liberia
      United Steamship Corporation              Panama
      Valdez Tankships Corporation              New York
      Vega Tanker Corporation                   Delaware
      Venus Tanker Corporation                  Marshall Islands
      Vivian Tankships Corporation              New York
      Western Ship Agencies Limited             England
      Wolcon Corp.                              Delaware